Exhibit 99.1

FOR IMMEDIATE RELEASE

Cordia Announces Extension of its Wholesale Service Agreement with Verizon Partner Solutions

Winter Garden, Florida (April 18, 2007) – Cordia Corporation (OTCBB: CORG) today announced that it has reached agreement for a long-term extension and restructuring of its Wholesale Advantage Services Agreement with Verizon. With the signing of this agreement, Cordia can continue its plans to grow its existing bundle of local, long distance and broadband telecommunications services in New Jersey, New York, Pennsylvania, Virginia and Maryland as well as expand into additional Verizon service areas.

“We are pleased to have reached this agreement with Verizon, which will strengthen our position in the Verizon territory,” said Kevin Griffo, President and COO of Cordia. “This restructured agreement secures Cordia’s long term growth plans for its bundled services business. In addition, the Verizon agreement provides us an opportunity to increase our margins as we grow our customer base within the Verizon footprint. Our goal is to continue to gain market share in the Verizon territory by offering our bundled services to consumers and small businesses at competitive rates while providing exceptional customer service.”

About Cordia Corporation

Cordia Corporation, through its operating subsidiaries, Cordia Communications Corp., CordiaIP Corp., My Tel Co, Inc., and Cordia International Corp., offers business, residential and wholesale customers local and long distance telecommunications services in more than sixty (60) countries utilizing traditional wireline and Voice over Internet Protocol (“VoIP”) technologies.  In addition, Cordia develops and provides a suite of proprietary Web-based billing software and outsourced services to local, long distance and VoIP telecommunications providers.

Safe Harbor

This release contains forward-looking statements that involve risks and uncertainties. Cordia's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, among others, availability of management; availability, terms, and deployment of capital; Cordia's ability to successfully market its services to current and new customers, generate customer demand for its product and services in the geographical areas in which Cordia can operate, access new markets, all in a timely manner, at reasonable cost and on satisfactory terms and conditions, as well as regulatory, legislative and judicial developments that could cause actual results to vary in such forward-looking statements.

Contact:

Cordia Corporation

Kevin Griffo, 866-777-7777

kgriffo@cordiacorp.com